 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (No. 333-238973), Form S-3 (No. 333-230016) and Form S-8 (No. 333-227027, No. 333-222217, No. 333-209700, No. 333-212801 and No. 333-248073) of Intec Pharma Ltd. of our report dated March 15, 2021 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 16, 2021	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, 146 Derech Menachem Begin, Tel-Aviv 6492103, Israel,

P.O Box 7187 Tel-Aviv 6107120, Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il